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                [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]

                                                                     Exhibit 5.1



                                 April 6, 1995



Dell Computer Corporation


2112 Kramer Lane, Building 1


Austin, Texas 78758-4012



     Re: Registration Statement on Form S-3



Ladies and Gentlemen:



     We have examined the Registration Statement on Form S-3 (Reg. No. 33-57775) filed with the Securities and Exchange Commission (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 4,476,748 shares of Common Stock (the "Shares") of Dell Computer Corporation (the "Company"). All of the Shares are issued and outstanding and held by the Selling Stockholders referred to in the Registration Statement. The Shares are to be sold to the public as described in the Registration Statement. As counsel to the Company, we have examined the proceedings proposed to be taken in connection with said sale of the Shares. We have not served as transfer agent for the Shares nor have we served as your counsel continually since inception and accordingly, have relied upon certificates of officers of the Company, our review of the minute books of the Company, and inquiries of officers of the Company, of the Company's transfer agent, and of the Selling Stockholders, and such additional records and documentation as we considered necessary or appropriate for purposes of this opinion.



     Based upon and subject to the foregoing, we are of the opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the sale of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states, where required, the Shares, when sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.



     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.



                                             Very truly yours,



                                             WILSON, SONSINI, GOODRICH & ROSATI


                                             Professional Corporation